1 DARÉ IN ITALIAN, IT MEANS “TO GIVE.” IN ENGLISH, IT MEANS “TO BE BOLD.” Daré Bioscience NASDAQ: DARE www.darebioscience.com Corporate Presentation: September 12, 2022 ©2022 Daré Bioscience | All rights reserved EXHIBIT 99.1

Forward-Looking Statements; Disclaimers 2 This presentation is for informational purposes only and is not an offer to sell or a solicitation of an offer to buy any securities of Daré Bioscience, Inc. (“Daré” or the “Company”). This presentation includes certain information obtained from trade and statistical services, third-party publications, and other sources. Daré has not independently verified such information and there can be no assurance as to its accuracy. All statements in this presentation, other than statements of historical fact, are forward-looking statements within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “expect,” “plan,” “anticipate,” “strategy,” “designed,” “could,” “intend,” “believe,” “estimate,” “target,” or “potential,” or the negative of these terms and other similar expressions. Such statements include, but are not limited to, statements relating to the clinical and market potential of XACIATOTM (clindamycin phosphate) vaginal gel, 2% and Daré’s product candidates, clinical trial advancement, timing and data, regulatory approval and commercialization, potential collaborations, expectations regarding existing collaborations, pipeline expansion, and potential funding and financing transactions. As used in this presentation, “first-in- category” is a forward-looking statement relating to market potential of a product candidate if it were to receive regulatory approval for the indication(s) for which it is being developed. None of the product candidates presented herein are approved for use outside of clinical trials. The timing of clinical trials, clinical trial data, FDA review and approval, collaborations and other milestones and events relating to development and commercialization of XACIATO and Daré’s product candidates, other than those having occurred prior to the date of this presentation, are forward-looking statements. Forward-looking statements reflect management’s estimates and expectations based on current information and involve risks, uncertainties and assumptions that may cause Daré’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, without limitation: Daré’s reliance on third parties to commercialize XACIATO and to manufacture and conduct clinical trials of its product and product candidates; the degree of market acceptance that XACIATO and any future product achieves; the coverage, pricing and reimbursement that XACIATO and any future product obtains from third-party payors; risks and uncertainties inherent in Daré’s ability to successfully develop, obtain regulatory approval for and monetize its product candidates; Daré’s need for additional capital to execute its business strategy; and those risks and uncertainties described in Daré’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission under the heading “Risk Factors.” All forward-looking statements are current only as of the date of this presentation. Daré does not undertake any obligation to update any forward-looking statement in this presentation to reflect new information, future developments or otherwise, except as required by law. All trademarks, service marks or trade names appearing in this presentation are the property of their respective owners. Unless specifically identified as such, Daré’s use or display of third-party marks is not intended and does not indicate or imply any relationship with or endorsement or sponsorship of Daré by the third-party owner.

3 Women’s Health is Our Sole Focus Daré Bioscience is a biopharmaceutical company committed to addressing the lack of innovation in women’s health with differentiated products that address unmet needs primarily in the areas of contraception, fertility, and vaginal and sexual health. Women’s Health is Our Sole Focus We work to accelerate innovative product options in women’s health that… Expand treatment options where none exist, Enhance outcomes where current standard of care has meaningful shortcomings, and Improve ease of use for women where a more compelling form factor can drive adoption. We partner to… Drive innovation and develop new solutions, Accelerate novel products to address persistent unmet needs in a time and capital efficient manner, and Establish and take to market a differentiated pipeline with compelling commercial potential. We look for differentiated investigational products with… Attractive market opportunities + unmet medical needs, Prior human proof-of-concept and/or ability to leverage a 505(b)(2) regulatory pathway, First-in-category or first-line target product profile potential, and Opportunity to personalize for women with novel, convenient routes of administration that have the potential to improve ease of use and side effect profile.

4 Women’s Health – Compelling Markets Where Innovation Matters ~73 Million women ages 15-491 1st hormonal monthly IVR, NuvaRing, ~$900M at peak2 1st hormonal IUD, Mirena franchise, ~$1.2B at peak3 1st copper IUD, still ~$200M/yr 40 years post launch4 Contraception Vaginal Health Sexual Health Fertility - Bacterial vaginosis affects ~21 million women in the US; but current Rx clinical cure rates 37-68%5 - 47 million new entrants to menopause and post- menopause market each year6 1st estrogen hormone therapy, Premarin, ~$2B at peak7 - No FDA approved product for female sexual arousal disorder, despite similar prevalence to erectile dysfunction 1st drug indicated for ED, Viagra, $2B at peak8 - 15M babies (11.1% of all live births) are born pre-term every year9 - U.S. fertility pharmaceutical sector, estimated to be $1.5B10 1st preterm birth drug, Makena, ~$400M at peak11 IVF follicle stimulating hormone + luteinizing hormone, Menopur, ~$570M in 202012 What are the next big ideas? 1. Source: CDC National Survey for Family Growth,2015-2017 dataset, cdc.gov. 2. https://sec.report/Document/0000310158-20-000005/ 3. https://www.bayer.com/en/bayer-ag-annual-report-2019.pdfx. Includes sales for Mirena®, Kyleena® and Jaydess® / Skyla® 4. https://investor.coopercos.com/static-files/27c058fe-5d74-4899-aa12-6db1258b23f4 5. https://www.cdc.gov/std/bv/stats.htm; Bacterial vaginosis product data: http://www.clindesse.com/pdf/PI.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf 6. https://media.bayer.com/baynews/baynews.nsf/id/6F1503CB434A4B10C125874200273606?open&ref=irrefndcd#:~:text=The%20most%20frequently%20reported%20and,life's%20activity%2C%20personally%20and%20professionally. 7. https://www.wsj.com/articles/BL-HEB-176 8. https://www.reuters.com/article/us-pfizer-britain-viagra/uk-gives-pfizer-worlds-first-over-the-counter-viagra-approval-idUSKBN1DS1Z1 9. Organon 1Q2022 earnings call 10. https://www.harriswilliams.com/sites/default/files/content/fertility_industry_overview_-_2015.05.19_v10.pdf 11. https://www.latimes.com/business/story/2022-02-17/makena-covis-premature-birth-pregnant-womens-health 12. https://www.ferring.com/wp-content/uploads/sites/16/2021/03/Ferring-2020-Annual-Report-2020_Final_Digital_Spreads.pdf

Daré Portfolio – The Big Ideas

Contraception

Ovaprene ® - 1st Hormone-free, Monthly Contraception

ADARE-204/214 - 1st 6 & 12-Month Injectable Contraception

DARE-LARC1 - 1st Long-Acting, Reversible Personal Contraceptive System

DARE-RH1 - Hormone-free contraceptive target for women and men

Vaginal Health

XACIATO™ - Clindamycin phosphate vaginal gel, 2%, treatment for bacterial vaginosis, single dose vaginal administration*

DARE-HRT1 - 1st Hormone therapy estradiol+progesterone monthly intravaginal ring (IVR)

DARE-VVA1 - 1st Hormone-free vaginal atrophy therapy for women with HR+ breast cancer

DARE-GML - Novel multi-target antimicrobial

Sexual Health

Sildenafil Cream, 3.6%

- 1st Topical cream, same active ingredient as Viagra®

- Potential first-in-category treatment for female sexual arousal disorder (FSAD)

Fertility

DARE-FRT1 / PTB1

- Progesterone delivery for pregnancy maintenance including the prevention of preterm birth (DARE-PTB1) and for luteal phase support as part of an IVF regimen (DARE-FRT1).

- 1st IVR designed to release bio-identical progesterone over 14 days

* See Full Prescribing Information

5

Daré Bioscience: A Compelling Opportunity

1. **Meaningful market potential for differentiated products**
   First-line or first-in-category product opportunities across the portfolio

2. **Diverse pipeline with independent outcomes**
   One FDA-approved product and several clinical development stage candidates utilizing different APIs and targeting different indications

3. **505(b)(2) FDA pathway planned for most candidates**
   Use of well-characterized APIs expected to mitigate development risk, time, and cost – non-new molecular entities have a 23% probability of success of advancing from Phase 1 to approval and a 67% likelihood of approval for Phase 3 to approval, versus 6% and 38% for new molecular entities, respectively[1]

4. **Multiple novel delivery platforms**
   Persistent unmet needs require creative new approaches designed for her; Novel delivery platforms allow for first-in-category potential with well characterized APIs

5. **Commercial value in women's health** evidenced by differentiated brands and recent transformational pharma transactions

Program Milestones in 2022* include a product launch, 2 data readouts, and a Phase 3 initiation

XACIATO™ (clindamycin phosphate) vaginal gel, 2% (f/k/a DARE-BV1)
- Commercial launch in the U.S. in 4Q 2022

Ovaprene® (hormone-free monthly contraception)
- IDE approval
- Pivotal Phase 3 study commence

DARE-VVA1 (vaginal atrophy treatment for women with breast cancer)
- Phase 1/2 study topline data during 4Q-2022

DARE-HRT1 (hormone therapy for the treatment of menopausal symptoms)
- Phase 1/2 study topline data in 4Q-2022

Sildenafil Cream, 3.6% (female sexual arousal disorder)
- Phase 2b study enrollment expected to complete 4Q-2022

1 - https://www.bio.org/sites/default/files/legacy/bioorg/docs/Clinical%20Development%20Success%20Rates%202006-2015%20-%20BIO,%20Biomedtracker,%20Amplion%202016.pdf

* currently anticipated timing

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Advancing Products Women Want – The Portfolio Snapshot



PRE-CLINICAL
PHASE 1
PHASE 2
PHASE 3 / PIVOTAL
REGULATORY SUBMISSION
FDA APPROVED
XACIATO™
NDA Approved Dec. 7, 2021
Ovaprene®
Hormone-Free, Monthly Contraception
Pivotal Phase 3 Study to Commence 2022*
Sildenafil Cream, 3.6%^
Female Sexual Arousal Disorder
Phase 2b Study Commenced 2021
DARE-HRT1^
Hormone Therapy
Phase 1 Study Topline Data Announced June 2021; Phase 1 / 2 Study Commenced 2Q 2022
DARE-VVA1^
Vulvar and Vaginal Atrophy
Phase 1 /2 Study Commenced 2021
DARE-FRT1/PTB1^
Pregnancy Maintenance
Phase 1 Study Preparation
ADARE 204/214^
6 & 12-Month Injectable Contraception
Phase 1 Study Preparation
DARE-LARC1^
Long-Acting, Reversible Personal Contraceptive System
DARE-GML
Novel Antimicrobial Glycerol Monolaurate
DARE-RH1
Male or Female Contraceptive Target

- Portfolio of **numerous first-line and first-in-category** product candidates.
- Due to the different indications and formulations, the **development and regulatory timelines have the potential to converge**.
- Converging timelines create the **opportunity for multiple on market / revenue generating assets** at one time, targeting the same provider call point.

*Anticipated timing
^505(b)(2) regulatory pathway anticipated.

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Advancing Products Women Want – Late Stage Programs

Ovaprene®

Hormone-Free, Monthly Contraception

Pivotal Phase 3 Study to Commence 2022*

- Investigational hormone-free, monthly intravaginal contraceptive.
- Designed to be an easy-to-use monthly option with effectiveness approaching hormonal methods. **There are currently no FDA-approved monthly hormone-free contraceptives.**
- Commercial license agreement with Bayer. Pivotal study collaboration with NICHD.

Potential first-in-category hormone-free contraception

Self-administered intravaginal drug/device

Sildenafil Cream, 3.6%^

Female Sexual Arousal Disorder

Phase 2b Study Commenced 2021

- Investigational cream formulation of sildenafil, the active ingredient in Viagra®, for topical administration to treat FSAD.
- FSAD is a physiological condition characterized by the inability to attain or maintain sufficient genital arousal during sexual activity. **There are currently no FDA-approved treatments.**
- Of the various types of female sexual dysfunction disorders, FSAD is most analogous to erectile dysfunction in men.

Potential first-in-category treatment for female sexual arousal disorder (FSAD)

Topical cream, same active ingredient as Viagra®

* Anticipated timing

1.https://www.cdc.gov/std/bv/stats.htm

^505(b)(2) regulatory pathway anticipated.

8

Advancing Products Women Want – Phase 1 and Preclinical

Phase 1

DARE-HRT1^

Hormone Therapy - **Phase 1 Completed; Phase 1 / 2 Study Commenced 2Q 2022**

1. First-in-category combination hormone delivery for treatment of vasomotor and vaginal symptoms of menopause.
2. Intravaginal ring (IVR) designed to release bio-identical estradiol and bio-identical progesterone over 28 days.
3. Potential to be the first convenient monthly format product with both hormones;. **There are no FDA approved options with both hormones in one monthly IVR.**

DARE-FRT1/PTB1^

Pregnancy Maintenance

Phase 1 Study Preparation

1. First-in-category progesterone delivery for pregnancy maintenance including the prevention of preterm birth (DARE-PTB1) and for luteal phase support as part of an IVF regimen (DARE-FRT1).
2. IVR designed to release bio-identical progesterone over 14 days.
3. Alternative to daily IM injections or vaginal gel. **There are currently no FDA approved products marketed in the U.S. that do not require daily dosing of progesterone.**

DARE-VVA1^

Vulvar and Vaginal Atrophy

Phase 1/2 Study Commenced

1. First-in-category hormone-free vaginal treatment for vulvar and vaginal atrophy (VVA) in a hormone-receptor positive (HR+) breast cancer patient population.
2. Proprietary formulation of tamoxifen for vaginal administration.
3. Potential to be the first therapeutic specifically approved for treatment of VVA in patients with HR+ breast cancer. **There are currently no FDA approved products labeled for VVA treatment in HR+ breast cancer.**

Pre-clinical

ADARE 204/214^

6 & 12-Month Injectable Contraception

Phase 1 Study Preparation

Novel 6 & 12-month injectable formulations of etonogestrel being developed as a longer-acting, reversible method of contraception with a more predictable return to fertility. **There are currently no FDA approved injectable contraceptives available indicated for 6-12 months protection.**

DARE-LARC1^

Long-Acting, Reversible Personal Contraceptive System

Levonorgestrel-releasing, long-acting contraceptive implant that a woman can turn on and off herself, according to her own needs. Grant of up to $48.95 M to advance technology through non-clinical proof of principle to enable IND submission, and an NIH grant to explore device insertion/removal in non-clinical studies. **There are currently no FDA approved implants available that allow one to remotely pause and resume dosing.**

DARE-GML

Novel Antimicrobial Glycerol Monolaurate

A naturally occurring fatty acid monoester that has shown broad antimicrobial activity, killing bacteria, fungi, and viruses, and represents a new class of antimicrobials. **GML has the potential to be a first-in-category multi-target antimicrobial agent.**

DARE-RH1

Male or Female Contraceptive Target

A potential new rapidly reversible, non-hormonal contraceptive solution with application for women and men. **There are currently no FDA approved contraceptives available that target sperm hypermotility required for implantation.**

^505(b)(2) regulatory pathway anticipated.

Daré: Advancing Products Women Want

Innovative women's health pipeline with multiple clinical, regulatory and commercial milestones anticipated in 2022.

Every program, if approved, represents a potential first-line or first-in-class product opportunity.

Experienced Board of Directors and Management Team with demonstrated success in clinical and product development, regulatory affairs, corporate strategy and financial operations.

Women's health generating more interest as evidenced by transformational transactions.[1-7]

Pharmaceutical companies will continue to seek new and differentiated products to supplement their branded women's health offerings

BAYER

License agreement for Daré's investigational Ovaprene®.

Evotec strategic alliance and KaNDY acquisition.

Pfizer

Myovant collaboration to develop and commercialize relugolix in oncology and women's health.

CooperCompanies

Acquired global rights to PARAGARD® Intrauterine Device (IUD) from Teva.

astellas

Acquisition of Ogeda.

ORGANON

License agreement for Daré's FDA approved Xaciato.

Acquisition of Alydia Health and Forendo and license agreements with ObsEva and Cirqle Biomedical.

Merck spinoff, a new firm focused on women's health and other drugs with projected annual revenue of >$6 billion.

1. https://www.businesswire.com Dare Bioscience
2. https://www.businesswire.com KaNDy-Therapeutics-Ltd.; https://media.bayer.com/baynews/baynews.nsf/id/Bayer-and-Evotec-form-new-strategic-alliance-focusing-on-polycystic-ovary-syndrome
3. https://www.pfizer.com/news/press-release/press-release-detail/myovant-sciences-and-pfizer-announce-collaboration-develop
4. https://investor.coopercos.com/news-releases/news-release-details/cooper-companies-completes-acquisition-paragardr-iud-teva
5. https://www.astellas.com/en/news/9471
6. https://ir.darebioscience.com/news-releases/news-release-details/organon-enters-global-license-agreement-commercialize-dare
7. https://www.organon.com/news/organon-launches-as-new-global-womens-health-company/; Organon acquisition-of-Alydia-Health; https://www.organon.com/news/organon-completes-acquisition-of-forendo ; Organon Obseva collaboration; https://www.organon.com/news/organon-and-cirqle-biomedical-enter-research-collaboration-and-license-agreement-for-investigational-non-hormonal-on-demand-contraceptive-candidate/

10

11 Experienced Management & Board of Directors Sabrina Martucci Johnson, MSc, MIM President & CEO John Fair Chief Strategy Officer Lisa Walters-Hoffert Chief Financial Officer David Friend, PhD Chief Scientific Officer Mark Walters Vice President of Operations Christine Mauck, MD, MPH Medical Director Management Team William Rastetter, PhD Chairman Greg Matz, CPA Cheryl Blanchard, PhD Sophia N. Ononye-Onyia, PhD, MPH, MBA Robin Steele, JD, LLM Sabrina Martucci Johnson, MSc, MIM President & CEO Jessica Grossman, MD Susan Kelley, MD Board of Directors Experienced Management & Board of Directors Annie Thurman, MD, FACOG Medical Director

12 DARE- BV1 Clindamycin 2% gel for Bacterial Vaginosis XACIATOTM (Clindamycin Phosphate) Vaginal Gel, 2% FDA approved for the treatment of bacterial vaginosis, the most common vaginal condition in women of reproductive age One-time intravaginal administration NDA approved December 7, 2021 QIDP, Fast Track and Priority Review Designations XACIATO is indicated for the treatment of bacterial vaginosis in females 12 years and older. See Full Prescribing Information for the safe and effective use of XACIATO. See important safety information on slides 16 and 17. Commercialization Collaborator:

Bacterial Vaginosis

Clinical Issue	• **Recurring infection**, difficult to treat effectively • **Most common vaginal condition in women ages 15-44** • Affects ~21 million women in the US[1] • **Bacterial Vaginosis increases health risks**[2], including increased risk of preterm birth, sexually transmitted infections, post-surgical infection, and pelvic inflammatory disease that can increase the risk of infertility
Limitations with current standards of care	• Bacterial vaginosis is a disruption in the optimal vaginal microbiome and therefore recurrent in many women • Women experiencing recurrence have three or more episodes in the same year, and may not prefer multiple doses of systemic antibiotics • **Current Rx suboptimal: clinical cure rates of 37-68%**[3]
Target Product Profile	• **Single self-administered dose**, any time of day • **Vaginal** delivery of the antibiotic, with minimal systemic exposure • **Colorless, odorless gel** • Demonstrated **equivalent cure rates in both women having her first occurrence of bacterial vaginosis as well as those with a history of multiple prior episodes** • Clear labeling for special populations such as **pregnant and lactating women**

Daré Innovation: XACIATO™ (Clindamycin Phosphate) Vaginal Gel, 2%*

1. https://www.cdc.gov/std/bv/stats.htm
2. https://www.mayoclinic.org/diseases-conditions/bacterial-vaginosis/symptoms-causes/syc-20352279
3. Bacterial vaginosis product data: http://www.clindesse.com/pdf/PI.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf

* See Full Prescribing Information

13

14 XACIATO: Overview ➤XACIATO [zah-she-AH-toe] (clindamycin phosphate) vaginal gel, 2% is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis in female patients 12 years of age and older. ➤ This marks the first FDA-approved product in Daré’s portfolio of potential first-in-category development candidates. ➤ XACIATO is expected to be available commercially in the U.S. in 4Q 2022. Supply to support commercial launch expected earliest summer 2022. QIDP, Fast Track and Priority Review Designations NDA Approved December 7, 2021

15 XACIATO - Commercial License Agreement with Organon1 March 2022 – Organon and Daré announced they entered into an agreement whereby Organon will license global rights to XACIATO. The license became effective June 2022. Organon is a global healthcare company formed through a spin-off from Merck & Co., Inc., Rahway, NJ, USA, (NYSE: MRK) known as MSD outside of the United States and Canada, to focus on improving the health of women throughout their lives. • The license became effective June 2022. • Daré received a $10 million upfront payment from Organon in 3Q 2022. •Daré is eligible to receive potential milestone payments of up to $182.5 million and tiered double-digit royalties based on net sales. We believe Organon shares our commitment to advance critically needed innovations in women’s health. We are excited to be collaborating with one of the premier companies in women’s health as we believe that Organon’s commercial capabilities will ensure that XACIATO reaches the women most impacted by bacterial vaginosis. 1. https://ir.darebioscience.com/news-releases/news-release-details/organon-enters-global-license-agreement-commercialize-dare

16 XACIATO Important Safety Information* Indication Dosage & Administration Contraindications Warnings & Precautions Adverse Reactions XACIATO (clindamycin phosphate) vaginal gel is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis in female patients 12 years of age and older. Administer one applicatorful (5 g of gel containing 100 mg of clindamycin) once intravaginally as a single dose at any time of the day. Not for ophthalmic, dermal, or oral use. XACIATO is contraindicated in patients with a history of hypersensitivity to clindamycin or lincomycin. • Clostridioides difficile-Associated Diarrhea (CDAD): Discontinue and evaluate if diarrhea occurs • Use with Polyurethane Condoms: Polyurethane condoms are not recommended during treatment with XACIATO or for 7 days following treatment. During this time period, polyurethane condoms may not be reliable for preventing pregnancy or for protecting against transmission of HIV and other sexually transmitted diseases. Latex or polyisoprene condoms should be used. The most common adverse reactions reported in >2% of patients in the Phase 3 placebo-controlled trial and at a higher rate in the XACIATO group than in the placebo group were vulvovaginal candidiasis and vulvovaginal discomfort. *See Full Prescribing Information at: https://www.accessdata.fda.gov/drugsatfda_docs/label/2021/215650s000lbl.pdf Drug Interactions Systemic clindamycin has neuromuscular blocking properties that may enhance the action of other neuromuscular blocking agents. It should be used with caution in patients receiving such agents.

XACIATO Use in Special Populations*

Special Populations	• Other clindamycin vaginal products have been used to treat pregnant women during the second and third trimester. XACIATO has not been studied in pregnant women. However, based on the low systemic absorption of XACIATO following the intravaginal route of administration in nonpregnant women, maternal use is not likely to result in significant fetal exposure to the drug.
Special Populations	• Similarly, because systemic absorption following intravaginal administration of clindamycin is low, transfer of the drug into breastmilk is likely to be low and adverse effects on the breastfed infant are not expected.
Special Populations	• The safety and effectiveness of XACIATO have not been established in pediatric patients younger than 12 years of age or in patients 65 years of age or older.

17

*See Full Prescribing Information at: https://www.accessdata.fda.gov/drugsatfda_docs/label/2021/215650s000lbl.pdf

18 Ovaprene® Investigational potential first-in-category, hormone-free, monthly birth control U.S. Commercialization Collaborator: Phase 3 Development Collaborator:

Contraception: Large Market Opportunity

Women in the Reproductive Health & Contraception Market Segment
(over 60 million women)



Total US Females Age 15-44 (Millions)
Females age 15-44 (MM)
Year
2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035
63.6 63.9 64.2 64.6 65.0 65.4 65.8 66.2 66.5 66.7 66.8 67.0 67.2 67.3 67.5 67.6 67.8 68.0 68.1 68.1

Source: US Census Bureau, 2017 National Dataset (2016 is base population estimate for projection)
https://www.census.gov/programs surveys/popproj.html

Successful Contraceptive Brands Peak Sales:



Mirena® Hormone IUD

(levonorgestrel-releasing intrauterine system) 52mg
Physician inserted, long-acting. low/locally delivered hormone IUS

2020 worldwide sales: €1.2 billion (Bayer)[1]

Lo Loestrin®

(norethindrone acetate and ethinyl estradiol, ethinyl estradiol tablets)
Lowest amount of daily estrogen (10 micrograms) available in pill form

2019 US sales: $588 million (Allergan)[2]



NuvaRing®

(etonogestrel/ethinyl estradiol vaginal ring)
Monthly vaginal ring

2018 worldwide sales: $900 million (Merck)[3]

1.https://www.bayer.com/en/bayer-ag-annual-report-2019.pdfx. Includes sales for Mirena®, Kyleena® and Jaydess® / Skyla®
2.https://www.prnewswire.com/news-releases/allergan-reports-fourth-quarter-and-full-year-2019-financial-results-301001646.html
3.https://www.sec.gov/Archives/edgar/data/0000310158/ 000031015819000014/mrk1231201810k.htm

19

20 Ovaprene® - Potential Market Opportunity There are approximately 65 million women in the US Aged 15-441 12 Million Current Non-Users 11 Million Current Hormone-free Product Users 12 Million Current Hormonal Product Users 35 Million Women2,3 Potential Candidates for Ovaprene® •Pill (10.3M) •Injectable (1.5M) •Vaginal Ring (1.0M) •Patch (0.1M) •Emergency contraception (0.03M) •Condom (6.6M) •Withdrawal (4.0M) •Spermicide/diaphragm (0.06M) •Rhythm/natural family planning (0.5M) •Currently use no contraception •Sexually active •Not seeking pregnancy 30 Million Women2,3 Not candidates for Ovaprene® •Sterilization (10.5M) •Pregnant/postpartum/ seeking pregnancy (5.6M) •Never had intercourse (8.2M) •Current LARC (IUD or implant) user (5.4M) 1.Source: CDC National Survey for Family Growth,2013-2015 dataset, cdc.gov. 2.Market research study conducted in 2019 for Daré Bioscience 3.Contraceptive use data applied to 2019 population data from US Census

Contraception: What's Missing from Current Hormone-Free Options?



	Hormone-free Options	Pregnancies Expected (per 100 women) [1,*]
	Spermicides & Vaginal Gels [2]	>27
	Condoms (male)	18
	Diaphragms (with a spermicide)	12
	**Easy-to-use monthly option**	**Effectiveness approaching hormonal methods**
	Copper IUD	<1

Least Effective ↑ ↓ Most Effective

1.U.S. Food and Drug Administration Birth Control Guide dated 6/14/2021: https://www.fda.gov/consumers/free-publications-women/birth-control-chart

2.U.S. Food and Drug Administration Drug Data Prescribing information for a vaginal gel approved in 2020, Phexxi[1] provides that in a multicenter, open-label, single-arm clinical trial in the U.S. (AMP002; NCT03243305), the 7-cycle cumulative pregnancy rate was 13.7% (95% CI: 10.0%, 17.5%), excluding cycles with back-up contraception, cycles <21 or > 35 days in length and cycles in which no intercourse was reported. The estimated Pearl Index, calculated based on data from the 7-cycle study, was 27.5 (95% CI: 22.4%, 33.5%). https://www.accessdata.fda.gov/drugsatfda_docs/label/2020/208352s000lbl.pdf

* Pregnancy rates tell you the number of pregnancies expected per 100 women during the first year of typical use. Typical use shows how effective the different methods are during actual use (including sometimes using a method in a way that is not correct or not consistent). For more information on the chance of getting pregnant while using a method or on the risks of a specific product, please check the product label or Trussell, J. (2011)."Contraceptive failure in the United States." Contraception 83(5):397-404.

21

Ovaprene® Investigational Hormone-Free, Monthly Contraceptive

Physical Barrier[6]

Three-dimensional, knitted polymer barrier



Spermiostatic Environment[6]

Contraceptive-loaded silicone ring releasing non-hormonal active Ferrous gluconate

Desired Features of Birth Control Products:[1-4]	Design Features of Ovaprene:[5-7]
+Efficacy	86% - 91% Expected Typical Use Effectiveness Approaching User-Controlled Hormone Contraception
+Hormone Free	No Hormones in the API Unique dual action MOA (spermiostatic & barrier)
+Convenience	Monthly Ring Form Women choose monthly intravaginal products for the convenience of a non-daily option
+Favorable Side Effect Profile	Safety Profile Similar to a Diaphragm No significant changes in vaginal flora and no serious adverse effects observed in studies to date
+Easily Manage Fertility	No Systemic/Long-term Activity Inserted and removed without a provider allowing for immediate return to fertility

1. https://www.urban.org/urban-wire/women-want-effective-birth-control
2. Lessard, L, Perspectives on Sexual and Reproductive Health, Volume 44, Number 3, 9-2012
3. Hooper, DJ, Clin Drug Investig. 2010;30(11):74963
4. Ersek, J, Matern Child Health J (2011) 15:497–506
5. In PCT studies of similar size, products (diaphragms) that demonstrated no motile sperm in the cervical mucus during PCT assessments later demonstrated "typical use" contraceptive effectiveness of 86-91% in pivotal contraceptive studies evaluating pregnancy rates over six-month periods. Mauck C, Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444
6. Journal of Reproductive Medicine 2009; 54: 685-690
7. Trussell J. Contraceptive Efficacy. In Hatcher RA, Trussell J, Nelson AL, Cates W, Kowal D, Policar M. Contraceptive Technology: Twentieth Revised Edition. New York, NY: Ardent Media, 2011.

22

23 Ovaprene® - Commercial License Agreement with Bayer1 January 2020 - Bayer, which markets the $1 billion Mirena contraceptive franchise, and Daré announced the execution of a license agreement under which Bayer may commercialize Ovaprene investigational contraceptive in the US once approved by FDA. •Bayer received the right to obtain exclusive US rights to commercialize the product, following completion of the pivotal clinical trial if Bayer, in its sole discretion, pays Daré $20 million. •Daré may receive up to $310 million in commercial milestone payments, plus double-digit, tiered royalties on net sales. •Bayer supports the development and regulatory process by providing up to two full-time equivalents (internal experts) in an advisory capacity, which gives Daré access to their global manufacturing, regulatory, medical and commercial expertise. We believe the licensing agreement with Bayer is validation of our broader corporate strategy and confirmation of Ovaprene’s market potential, if approved, as the first monthly non-hormonal contraceptive product in the US market. * https://www.mirena-us.com/; supported by 2014-2016 SHS data. 1.https://ir.darebioscience.com/news-releases/news-release-details/bayer-and-dare-bioscience-announce-exclusive-licensing-agreement Mirena® is the #1 prescribed IUD in the U.S.*

24 Ovaprene® - Collaborative Research Agreement with NIH1 July 2021 – Daré announced that funding and clinical operations support for the Phase 3 will be provided by the National Institutes of Health’s Eunice Kennedy Shriver National Institute of Child Health and Human Development (NICHD) Under the CRADA • The pivotal Phase 3 study will be supported by the NICHD’s Contraceptive Development Program which oversees the Contraceptive Clinical Trial Network (CCTN) established in 1996 to conduct studies of investigational contraceptives. The Phase 3 study will be conducted within the CCTN with the NICHD contractor Health Decisions Inc. • Daré will be responsible for providing clinical supplies of Ovaprene® and coordinating interactions with and preparing and submitting supportive regulatory documentation to the FDA. • Under the CRADA, Daré also agreed to contribute $5.5 million toward the total estimated cost to conduct the pivotal Phase 3 study, payable in four payments. Three payments totaling $5 million have been made. “This collaboration between Daré and NICHD marks an important milestone in Women’s Healthcare Innovation. Women are at the center of everything we do and we are so pleased to continue to partner with Daré in support of our mission We’re For Her to provide women with education and access to contraceptive options,” said John Berrios, Bayer’s Head of Women’s Healthcare. 1. https://ir.darebioscience.com/news-releases/news-release-details/dare-announces-collaborative-research-agreement-crada-pivotal Cooperative Research and Development Agreement (CRADA) for the Pivotal Phase 3 Study

25 Ovaprene® - U.S. Regulatory Strategy1 Step 1 (Completed) •Postcoital Test (PCT) Clinical Study - Completed 4Q 2019 Step 2 (Ongoing) 1 - Obtain FDA approval of investigational device exemption (IDE) to support 2022 pivotal study start. 2 - Conduct pivotal study • ~200 subjects completing 12 months of use • Primary endpoints: safety and efficacy (pregnancy probability) • Secondary endpoints: acceptability, product fit/ease of use and assessments of vaginal health The PCT Clinical Study Met its Primary Endpoint Ovaprene prevented the requisite number of sperm from reaching the cervix across all women and all cycles evaluated. •Specifically, in 100% of women and cycles, an average of less than five (< 5) progressively motile sperm (PMS) per high-powered field (HPF) were present in the midcycle cervical mucus collected two to three hours after intercourse with Ovaprene in place. •Women enrolled in the study who completed at least one Ovaprene PCT (N=26) had a mean of 27.21 PMS/HPF in their baseline cycle (without any contraceptive device), a mean of 0.22 PMS/HPF in their diaphragm cycle (in the presence of an FDA-cleared diaphragm with spermicide), and a mean of 0.48 PMS/HPF in their Ovaprene PCT cycles (in the presence of the Ovaprene device), with a median of zero PMS. Mean Progressively Motile Sperm Med ian Progressively Motile Sperm Stan d ard Devia t ion In t e rqu ar t ile Ran ge Bas e lin e PCT’s 27.21 23.20 17.8 8 24 .8 0 Ovap ren e PCT’s 0 .4 8 0 .0 0 1.18 0 .10 •In PCT studies of similar size, products (diaphragms) that demonstrated no motile sperm in the cervical mucus during PCT assessments later demonstrated “typical use” contraceptive effectiveness of 86-91% in pivotal contraceptive studies evaluating pregnancy rates over six-month periods.21.Anticipated regulatory pathway and timelines. 2.Mauck C., Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444 Premarket approval (PMA) strategy – The Center for Devices and Radiological Health (CDRH) as lead review division

26 Sildenafil Cream, 3.6% Potential First-In-Category treatment for Female Sexual Arousal Disorder (FSAD), which has no FDA-approved therapies Novel cream formulation of sildenafil to treat FSAD, utilizing active ingredient in Viagra®

The condition should be distinguished from a general loss of interest in sexual activity and from other sexual dysfunctions, such as orgasmic disorder (anorgasmia) and hypoactive sexual desire disorder (HSDD), which is characterized as lack or absence of sexual fantasies and desire for sexual activity for some period of time.1,2 27 FSAD – The Clinical Issue FSAD HSDD *Diagnostic and Statistical Manual 4th Edition Text Revision (DSM IV TR), defines female sexual arousal disorder as a persistent or recurrent inability to attain or to maintain until completion of the sexual activity, an adequate lubrication-swelling response of sexual excitement. The diagnostic criteria also state that the inability causes marked distress or interpersonal difficulty, is not better accounted for by another Axis I disorder (except another sexual dysfunction) and is not due exclusively to the direct physiological effects of a substance (e.g., a drug of abuse, a medication) or a general medical condition. 1.https://drgeo.com/womens-sexual-health-overview/; 2.https://health.usnews.com/conditions/sexual-disorder-dysfunction Female Sexual Arousal Disorder (FSAD) is characterized primarily by inability to attain or maintain sufficient genital arousal during sexual activity and, of female sexual function disorders, is most analogous to erectile dysfunction (ED) in men.*

28 FSAD – What is the incidence? Meta-analysis of 95 studies from 2000-2014 indicated prevalence of Female Sexual Dysfunction in premenopausal women worldwide is 41%, and difficulty with arousal alone is 23%.1 Market research estimates: ➤33% of US women aged 21 to 60 (~ 20 million women), experience symptoms of low or no sexual arousal.2,3 ➤10 million women are considered distressed and actively seeking treatment.2 1.McCool et al. Sex Med Rev 2016;4:197-212. 2.Ad Hoc Market Research: FSAD Prevalence Report (Oct 2015) conducted for SST LLC. 3.Based on US Census projections for 2016.

Sildenafil Cream, 3.6% - Product Profile

Topically administered investigational Sildenafil Cream[1] is…

➤A PDE5 inhibitor utilized in ED medications for men – ED product Viagra® peaked at $2.05 billion in sales in 2012.[2]

➤Designed to increase local blood flow to provide improvement in genital arousal response.

➤**Applied topically,** avoiding hepatic first-pass metabolism response, resulting in lower systemic exposure potentially resulting in reduced side effects vs. oral sildenafil, including Viagra®.

➤Given **similarities between ED and FSAD**, sildenafil - the active ingredient in Viagra® - may improve genital arousal response and overall sexual experience for women as it does in men.

There are no FDA-approved treatments for FSAD

1.Sildenafil Cream, 3.6%, (formerly SST-6007)

2.https://qz.com/quartzy/1238783/its-the-20th-anniversary-of-viagra-heres-how-its-changed-the-world/#:~:text=Annual%20sales%20of%20Viagra%20peaked,Viagra%20is%20set%20to%20expire .

29

30 Sildenafil Cream, 3.6% - Phase 2b Ongoing Phase 2b clinical study aims to evaluate Sildenafil Cream vs. placebo over 12 weeks of dosing following both a non-drug and placebo run-in period. ➤Compares Sildenafil Cream vs. placebo used in patients’ home setting. ➤Primary endpoint: patient reported outcome (PRO) instruments to measure improvement in localized genital sensations of arousal and reduction in FSAD related distress. ➤Several exploratory efficacy endpoints will be measured and could become additional measurements of efficacy in a future Phase 3 program. Study enrollment expected to complete in 4Q-2022 with approximately 150 subjects. Topline data of Phase 2b RESPOND study targeted for 2Q-2023.* *Anticipated timing

Oral Sildenafil provided a compelling proof of concept for FSAD

Statistically significant increases in Vaginal Pulse Amplitude (VPA)[1]

***Pfizer** VPA Clinical Lab Study – Oral Viagra*



Mean and Maximum VPA†
Vaginal Pulse Amplitude (mV)
P=0.093
P<0.05
Mean (Erotic)
Maximum (Erotic)
Placebo
Oral Viagra®

† Twelve healthy premenopausal women were studied.

Statistically significant improvement in genital stimulation (FIEI)[2]

***Pfizer** Clinical Field Study – Oral Viagra*



Improvement on FIEI Questions†
Observed Number Improved (%)
P=0.017
P=0.015
Question 2
Question 4
Placebo
Oral Viagra®

† Question #2 – "After taking study medication, the sensation/feeling in my genital (vaginal, labia, clitoris) area during intercourse or stimulation (foreplay) seemed to be: (a) more than before, (b) less than before, or (c) unchanged".

Question #4 – "After taking the study medication, intercourse and/or foreplay was: (a) pleasant and satisfying; better than before taking the study medication, (b) unpleasant; worse than before taking study medication, (c) unchanged; no difference, or (d) pleasant; but still not like it used to be or I would like it to be."

202 postmenopausal women with FSAD who had protocol specified estradiol and free testosterone concentrations, and/or were receiving estrogen and/or androgen replacement therapy were studied.

Key Takeaways of Viagra® studies:

- Increased blood flow and clinical efficacy observed with oral sildenafil (Viagra®) in women.
- The side effect profile of the oral formulation was not optimal for women - leading to the exploration of alternative delivery options including a topical route of administration.

1. The Enhancement of Vaginal Vasocongestion by Sildenafil in Healthy Premenopausal Women. Journal of Women's Health & Gender-Based Medicine. Vol. 11, No. 4. 2002
2. Safety and Efficacy of Sildenafil Citrate for the Treatment of FSAD: A Double-Blind, Placebo Controlled Study. The Journal of Urology. Vol 170, 2333-2338, December 2003.

31

32 Phase 1 Study Phase 1 Study of SST-6007 (Sildenafil Cream, 3.6%)1 Normal healthy postmenopausal women were dosed with escalating doses of Sildenafil Cream, 3.6%, using a cross-over study design. •Sildenafil Cream had significantly lower systemic exposure compared to a 50 mg oral sildenafil dose •AUC – 3-6% •Cmax – 1-2% •Sildenafil Cream was safe and well tolerated at clinically relevant doses (1-2g) •Favorable product characteristics as self-reported by subjects •Easy to use •Readily absorbed Sildenafil Cream, 3.6% - Phase 1 and Phase 2a Study Results Phase 2a Study of SST-6007(Sildenafil Cream, 3.6%)1 Demonstrated increased blood flow in the genital tissue compared to placebo (mean change in VPA analysis) in 31 women (pre and postmenopausal) ~30 minutes post dosing. Phase 1 Study 1. Data on file. Sildenafil Cream, 3.6% was previously known as SST-6007. Parameter Treatment Level 1 g cream (36mg sildenafil), n=20 2 g cream (71mg sildenafil), n=20 4 g cream (142mg sildenafil), n=19 Cmax (ng/mL) 3.61 4.10 5.65 AUC0-t(h*ng/mL) 27.45 33.32 45.33 Tmax (hr) 2.56 2.60 2.42

Sildenafil Cream, 3.6% - Thermography Study Results*

Demonstrated time to effect (See Figure 1)

- Positive cognitive arousal responses were noted.
- Significantly greater increases in genital temperature after application of Sildenafil Cream compared to placebo cream.
- Significantly greater self-reported arousal responses reported during Sildenafil Cream visits compared to placebo cream visits.

Figure 1. Clitoral temperature change during the sexually explicit film



Sildenafil Cream
Placebo Cream
Temperature Change (C)
3
2.5
2
1.5
1
0.5
0
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30
Time (minutes)
Sildenafil Cream, 3.6%
Placebo Cream
No Cream

Statistically significant greater linear slope during minutes 11-15 of the sexually explicit stimuli as compared to the placebo cream for the vestibule.

Thermography Study Design & Methodology (N=6)[1]

Phase 1, single-dose, double-blind, placebo-controlled, 2-way crossover study evaluating the feasibility of using thermography to assess the pharmacodynamics of Sildenafil Cream, 3.6% in normal healthy women. The study required 3 visits and a follow up contact: Visit 1 (screening), Visits 2-3 (double-blind dosing) and a phone call (safety follow-up).

1. Data on file.

33

* Thermography utilizes sensitive cameras capable of detecting and recording temperature variations over time. Genital temperature changes are a surrogate for genital blood flow.

34 Phase 1 and Preclinical Programs New investigational prescription drug delivery options for women 34

Advancing Products Women Want – Phase 1 and Preclinical

Phase 1

DARE-HRT1^

Hormone Therapy - **Phase 1 Completed; Phase 1 / 2 Study Commenced 2Q 2022**

1. First-in-category combination hormone delivery for treatment of vasomotor and vaginal symptoms of menopause.
2. Intravaginal ring (IVR) designed to release bio-identical estradiol and bio-identical progesterone over 28 days.
3. Potential to be the first convenient monthly format product with both hormones;. **There are no FDA approved options with both hormones in one monthly IVR.**

DARE-FRT1/PTB1^

Pregnancy Maintenance

Phase 1 Study Preparation

1. First-in-category progesterone delivery for pregnancy maintenance including the prevention of preterm birth (DARE-PTB1) and for luteal phase support as part of an IVF regimen (DARE-FRT1).
2. IVR designed to release bio-identical progesterone over 14 days.
3. Alternative to daily IM injections or vaginal gel. **There are currently no FDA approved products marketed in the U.S. that do not require daily dosing of progesterone.**

DARE-VVA1^

Vulvar and Vaginal Atrophy

Phase 1/2 Study Commenced

1. First-in-category hormone-free vaginal treatment for vulvar and vaginal atrophy (VVA) in a hormone-receptor positive (HR+) breast cancer patient population.
2. Proprietary formulation of tamoxifen for vaginal administration.
3. Potential to be the first therapeutic specifically approved for treatment of VVA in patients with HR+ breast cancer. **There are currently no FDA approved products labeled for VVA treatment in HR+ breast cancer.**

Pre-clinical

ADARE 204/214^

6 & 12-Month Injectable Contraception

Phase 1 Study Preparation

Novel 6 & 12-month injectable formulations of etonogestrel being developed as a longer-acting, reversible method of contraception with a more predictable return to fertility. **There are currently no FDA approved injectable contraceptives available indicated for 6-12 months protection.**

DARE-LARC1^

Long-Acting, Reversible Personal Contraceptive System

Levonorgestrel-releasing, long-acting contraceptive implant that a woman can turn on and off herself, according to her own needs. Grant of up to $48.95 M to advance technology through non-clinical proof of principle to enable IND submission, and an NIH grant to explore device insertion/removal in non-clinical studies. **There are currently no FDA approved implants available that allow one to remotely pause and resume dosing.**

DARE-GML

Novel Antimicrobial Glycerol Monolaurate

A naturally occurring fatty acid monoester that has shown broad antimicrobial activity, killing bacteria, fungi, and viruses, and represents a new class of antimicrobials. **GML has the potential to be a first-in-category multi-target antimicrobial agent.**

DARE-RH1

Male or Female Contraceptive Target

A potential new rapidly reversible, non-hormonal contraceptive solution with application for women and men. **There are currently no FDA approved contraceptives available that target sperm hypermotility required for implantation.**

^505(b)(2) regulatory pathway anticipated.

36 Intravaginal Ring (IVR) Technology Highlights ➤Vaginal drug delivery offers many potential advantages due to large surface area, dense network of blood vessels and high elasticity due to presence of smooth muscle fibers. ➤Recognized advantages include comparable ease of administration and ability to bypass hepatic first-pass metabolism. ➤Sustained drug delivery, ➤Variable dosing and duration, ➤Solid ethylene vinyl acetate (EVA) polymer matrix that can contain and release one or several active drugs, ➤No need for membrane or reservoir to contain active drug(s) or control the release. The Vaginal Route of Drug Administration1 Our IVR Technology – Design Features: 1.Sonia, T.A. & Sharma, C.P., “Routes of administration of insulin – Vaginal route,” Oral Delivery of Insulin, 2014, https://www.sciencedirect.com/topics/pharmacology-toxicology-and-pharmaceutical-science/vaginal-drug-delivery

37 DARE-HRT1* Combination bio-identical estradiol + bio-identical progesterone 28- day IVR for hormone therapy following menopause. There are no FDA approved options with both hormones in one monthly IVR. Over 45M women in U.S. approaching or in menopause1 Hormone Therapy (HT) HT remains the most effective treatment for vasomotor symptoms (VMS) and genitourinary syndrome of menopause (GSM), and has been shown to prevent bone loss and fracture.2 •The 2022 Hormone Therapy Position Statement of The North American Menopause Society (NAMS), supports HT in peri-and post-menopausal women.2 NAMS observes: non-oral routes may offer advantages over oral routes of administration.2 Completed Phase 1 STUDY A Phase 1, Open-Label, 3-arm Parallel Group Study to Evaluate the Pharmacokinetics and Safety of DARE-HRT1 (80 µg and 160 µg Estradiol/ 4 mg and 8 mg Progesterone Intravaginal Rings) in Healthy Post-Menopausal Women. The topline data from the study support DARE-HRT1’s potential to be the first FDA-approved product to offer vaginal delivery of combination bio-identical estradiol and bio-identical progesterone hormone therapy in a convenient monthly format to treat both VMS as well as vaginal symptoms of menopause. Commenced Phase 1 / 2 STUDY 2Q 2022 The open-label study will evaluate the PK of the two dose versions of DARE-HRT1 in approximately 20 healthy, post-menopausal women over approximately three consecutive months of use. The study will also collect safety, usability, acceptability and symptom- relief data. Phase 1 /2 clinical study topline data expected 4Q-2022. *505(b)(2) candidate3 1.U.S. Census Bureau, Population Division. Table 2. 2015 to 2060 (NP2012-T2). Released Dec. 2012, https://media.bayer.com/baynews/baynews.nsf/id/6F1503CB434A4B10C125874200273606?open&ref=irrefndcd#:~:text=The%20most%20frequently%20reported%20and,life's%20activity%2C%20personally%20and%20professionally. 2. https://www.menopause.org/docs/default-source/professional/nams-2022-hormone-therapy-position-statement.pdf 3.Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-HRT1

38 DARE-FRT1 and DARE-PTB1* Bio-identical progesterone 14-day IVR for prevention of preterm birth and luteal phase support as part of an IVF treatment plan. There are currently no FDA approved products marketed in the U.S. that do not require daily dosing of progesterone. Prevention of Preterm Birth (PTB) After steadily declining from 2007 to 20142, the US premature birth rate rose for the fourth straight year in 2018 with ~10% of babies born preterm (<37 weeks).3 NIH Grant Funding for PTB Program Potential for up to $2.3 million in NIH grant funding to support DARE-PTB1 development •Notice of award for initial $300,000 in grant funding announced Aug 2020. Eunice Kennedy Shriver National Institute of Child Health & Human Development of the National Institutes of Health Award Number R44 HD101169. Assisted Reproductive Technologies (ART)/IVF As women wait longer to have children, infertility risk increases •~12-15% of couples cannot conceive after 1-year of unprotected sex.4 •~20% of US women have their first child after age 35; ~1/3 of couples in which the woman is older than 35 years have fertility problems.5 *505(b)(2) candidate1 1.Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-FRT1 or DARE-PTB1 2.2019 March of Dimes Report Card, https://www.marchofdimes.org/mission/reportcard.aspx 3.CDC’s National Center for Health Statistics, National Vital Statistics Reports, Births: Final Data for 2018, Nov 27, 2019, https://www.cdc.gov/nchs/data/nvsr/nvsr68/nvsr68_13-508.pdf 4.https://www.nichd.nih.gov/health/topics/infertility/conditioninfo/common accessed January 8, 2021 5.https://www.cdc.gov/reproductivehealth/infertility/index.htm accessed January 8, 2021 6.Harris Williams & Co. Fertility market overview. May 2015. 6 Current products for delivery of progesterone for prevention of preterm birth, as well as luteal phase support in ART, are limited to daily vaginal or intramuscular injectable dosage forms, which have limitations in patient comfort, convenience, and outcomes. The IVR is designed to deliver bio- identical progesterone continuously over a 14-day period and is being developed as a more convenient treatment option for the prevention of preterm birth (DARE- PTB1) and broader luteal phase support as part of an in vitro fertilization regimen (DARE-FRT1).

39 DARE-VVA1* Proprietary tamoxifen formulation for vaginal administration for vulvar and vaginal atrophy (VVA), a chronic condition characterized by pain during intercourse, vaginal dryness and irritation. There are currently no FDA approved products labeled for VVA treatment in HR+ breast cancer. Potential to be the first therapeutic specifically approved for treatment of VVA in patients with hormone-receptor positive (HR+) breast cancer. •Approximately 3.8 million US women have a history of breast cancer; HR+ is the most common type.2 •Localized estrogen therapy for VVA may be contraindicated for women diagnosed with, or at risk of recurrence of, ER-positive and PR-positive breast cancer. •VVA prevalence in postmenopausal breast cancer survivors is estimated at 42 to 70%.3 Daré is developing this novel local application of tamoxifen to mitigate the symptoms of VVA for HR+ breast cancer patients, including women currently on anti-cancer therapy. *505(b)(2) candidate1 1.Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-VVA1. 2.American Cancer Society, Breast Cancer Facts & Figures 2019-2020, https://www.cancer.org/content/dam/cancer-org/research/cancer-facts-and-statistics/breast-cancer-facts-and-figures/breast-cancer-facts-and-figures-2019- 2020.pdf 3.Clinical Breast Cancer, Dec 2017: https://www.sciencedirect.com/science/article/pii/S1526820917300952

DARE-VVA1 - Proof of Concept

This exploratory study[1] in four postmenopausal women diagnosed with VVA demonstrated that a self-administered vaginal suppository containing tamoxifen (20mg) dosed daily for one week and twice weekly for three months **was effective in reducing vaginal pH and vaginal dryness.**

Vaginal Tamoxifen	Enrollment (Baseline)	On Treatment (Month 3)	Paired Difference (Baseline vs. Month 3)
Median Vaginal pH Normal vaginal pH is usually less than 4.5.[2]	7.1 range 6.5 to 7.5	5.0 range 5.0 to 5.2	**- 2.0 median** **range - 2.5 to - 1.5** Lower pH value is a measure of symptom relief
Vaginal Dryness Rated using a visual analogue scale (VAS) that ranged from: 0 = Not bothered by dryness 10 = Extremely bothered by dryness	8.0 range of 7.5 to 9.0	3.0 range 2.0 to 3.0	**- 5.5 median** **range - 6.0 to - 4.5** Decreased vaginal dryness is a measure of symptom relief

In addition, systemic absorption of tamoxifen was not significant:

- After 8 weeks of study treatment with vaginal tamoxifen, median plasma concentration of tamoxifen was 5.8 ng/ml, with a range of 1.0 to 10.0 ng/ml
- In comparison, after 3 months of administration of 20mg, once-daily oral tamoxifen citrate (Nolvadex),[3] the average steady state plasma concentration of tamoxifen is 122 ng/ml with a range of 71 to 183 ng/ml

1. Clin. Exp. Obstet. Gynecol. - ISSN: 0390-6663 XLVI, n. 2, 2019
2. https://www.medicalnewstoday.com/articles/322537.php
3. US Food and Drug Administration: "Drug Approval Package: Nolvadex (Tamoxifen Citrate) NDA# 21-109.2002". Available at: https://www.accessdata.fda.gov/drugsatfda_docs/nda/2002/21109_Nolvadex.cfm

40

41 DARE-VVA1 – Phase 1/2 Study Phase 1/2 study1 is designed to evaluate the safety, pharmacokinetics and pharmacodynamics of DARE-VVA1 in postmenopausal participants with moderate to severe VVA and is being conducted by the Company’s wholly owned subsidiary in Australia. • The Phase 1/2 study will evaluate different doses of DARE-VVA1, a tamoxifen vaginal insert, in approximately 15-20 postmenopausal women with VVA, including a cohort of women with a history of breast cancer. • The study is a randomized, multi-center, double-blind, parallel-arm, placebo-controlled, dose-ranging study that will evaluate the safety, tolerability, plasma pharmacokinetics (PK) and pharmacodynamics (PD) of DARE-VVA1. • Eligible participants will be randomly allocated to one of five treatment groups (up to 5 participants per group) that will evaluate four dose levels (1 mg, 5 mg, 10 mg, and 20 mg) and a placebo. • Following a screening visit, DARE-VVA1 will be self-administered intravaginally once a day for the first two weeks, and then twice a week for the following six weeks for a total treatment period of 56 days. • In each treatment group, participants will have serial blood sampling for PK analysis and undergo safety evaluations and preliminary assessments of effectiveness. Following the completion of the treatment period, participants will attend a safety follow-up visit. The primary endpoints of the study will evaluate the safety and tolerability of DARE-VVA1 by vaginal administration and determine the plasma PK of DARE-VVA1 after intravaginal application. Secondary endpoints will evaluate preliminary efficacy and PD of DARE-VVA1 in terms of most bothersome symptom and changes in vaginal cytology and pH. 1. https://ir.darebioscience.com/news-releases/news-release-details/dare-bioscience-initiates-phase-12-clinical-study-dare-vva1

42 ADARE 204/214* Novel 6 & 12-month injectable formulations of etonogestrel being developed as a longer-acting, reversible method of contraception with a more predictable return to fertility. There are currently no FDA approved injectable contraceptives available indicated for 6-12 months protection. ~65M women in U.S. are in the reproductive health and contraception market segment1 The only approved injectable contraceptive product in the U.S. is DEPO-PROVERA CI (medroxyprogesterone acetate) injectable suspension, which is indicated as every 3 months (13 weeks) administered by deep, intramuscular injection in the gluteal or deltoid muscle.2 Some of the limitations with DEPO-PROVERA include the following:2, 3 1. Requires an injection 4 times per year. 2. Unpredictable return to fertility. After stopping Depo-Provera, the median time to conception for those who do conceive is 10 months following last injection (range is 4 to 31 months). 3. Research suggests that Depo-Provera and Depo-SubQ Provera 104 might cause a loss of bone mineral density. This loss might be especially concerning in teens who haven't reached their peak bone mass. And it's not clear whether this loss is reversible. Thus, Depo-Provera is not indicated for longer term use (i.e. more than 2 years). The target product profile potential for ADARE204/214 are 6- and 12- month formulations, minimizing the number of injections required per year, and with a predictable return to fertility relative to the 6- or 12- month contraceptive window. Active is etonogestrel which does not have same black box warning regarding bone loss as medoxyprogesterone acetate.4 *505(b)(2) candidate^ ^Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for ADARE 204/214 1 - CDC National Survey for Family Growth,2013-2015 dataset, cdc.gov. 2 - https://www.accessdata.fda.gov/drugsatfda_docs/label/2010/020246s036lbl.pdf 3 - https://www.mayoclinic.org/tests-procedures/depo-provera/about/pac-20392204#:~:text=Among%20the%20things%20to%20consider,birth%20control%20method%20for%20you. 4 - https://www.organon.com/product/usa/pi_circulars/n/nexplanon/nexplanon_pi.pdf

DARE-LARC1*

Long-Acting, Reversible Personal Contraceptive System – levonorgestrel-releasing implant drug delivery system designed to store and precisely deliver hundreds of therapeutic doses over years that a woman can turn on and off herself, according to her own needs, without further healthcare provider intervention.

There are currently no FDA approved implants available that allow one to remotely pause and resume dosing.

Through June 2021

Define, develop, and evaluate the product concept

- Prototypes developed
- Market research conducted to evaluate the target product profile
- Demonstrated multiple drug releases *in vivo*

June 2021 – Nov. 2026

Grant of up to $48.95 M to advance technology through non-clinical proof of principle to enable IND submission

- Funding is intended to advance development of the technology
- Conduct preclinical activities and proof of principle studies
- IND enabling work to allow for IND submission

September 2021-2022

NIH grant of ~$300,000 to explore device insertion/removal in non-clinical studies

*505(b)(2) candidate[1]

1. Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-LARC1

43

Women often experience multiple episodes of vaginal infection in a year, and treatments for one condition may increase the likelihood of developing another condition.3 GML has multiple properties that make it an attractive active pharmaceutical ingredient (API) to potentially treat and/or prevent vaginal infections of various sources. 1. Proven activity against the key culprit microbial species (Gardnarella and Candida) that cause most vaginal infections4 2. Potential to inhibit bacterial biofilm formation and disrupt already formed biofilms5 3. Unique microbicidal mechanism of action, targeting bacterial surface signal signaling by plasma membrane disruption, potentially preventing development of microbial resistance5 GML has been shown both in vitro and in women to reduce both bacterial and fungal colonization without affecting the healthy bacteria that maintain vaginal health4 and has also been shown in vivo to inhibit viral transmission.6 44 DARE-GML Glycerol monolaurate (GML) is a naturally occurring fatty acid monoester that has shown broad antimicrobial activity, killing bacteria, fungi and viruses, and represents a new class of antimicrobial agents. GML has the potential to be a first-in-category multi-target antimicrobial. Bacterial vaginosis and vulvovaginal candidiasis represent the two most common vaginal infections in the United States, leading to over 30 million treatment visits per year 1,2 1. https://www.cdc.gov/std/bv/stats.htm 2. Benedict K, Jackson BR, Chiller T, Beer KD. Estimation of direct healthcare costs of fungal diseases in the United States. Clin Infect Dis. 2018 Sep 10. 3. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3827160/ 4. Antimicrob Agents Chemother. 2010 Feb;54(2):597-601 5. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3394780/ 6. 2009. Glycerol monolaurate prevents mucosal SIV transmission. Nature458:1034-1038.

45 Funding sources: •Since inception, we have raised cash through sale of equity securities, M&A transactions, warrant and option exercises, non- dilutive grants, and license fees •We endeavor to be creative and opportunistic in seeking capital required to advance our candidates, and to be efficient in use of such capital Daré Financial Highlights Snapshot: • Cash and equivalents 6/30/22: $32.1 M • Common shares o/s (8/8/22): 84.7 M • Warrants o/s: 1.6 M Recent Updates: • 3Q-22 through 8/8/22: $18.0 M cash received as described below • Organon global license agreement for XACIATOTM : o 2Q-22: agreement became effective o 3Q-22: $10.0 M upfront payment received o 4Q-22: expected U.S. commercial launch & first commercial sale milestone achieved (resulting in $2.5 M payable to Daré) • 3Q-22 through 8/8/22: $8.0 M received under existing grant for DARE-LARC1

46 Daré – Working to Accelerate Innovation in Women’s Health 2019 and 2020  Positive findings of Sildenafil Cream, 3.6% thermography clinical study  Positive topline data for Ovaprene® postcoital test clinical study  Exclusive licensing agreement with Bayer for Ovaprene  Strategic partnerships with Health Decisions / Avomeen  Grant funding for DARE-LARC1 reaches $20.5 million  Positive topline data for XACIATO (f/k/a DARE-BV1) Phase 3 study 2021  Sildenafil Cream, 3.6% Phase 2b study commence  DARE-HRT1 Phase 1 study positive topline data  DARE-LARC1 grant of up to $48.95 M awarded, $11.45 M of which received  Ovaprene – CRADA with NICHD for Phase 3 Study providing non-dilutive cost-sharing and operational collaboration  XACIATO NDA accepted for priority review by the FDA  DARE-VVA1 Phase 1/2 study commence  DARE-LARC1 – NIH grant for $309,ooo awarded  XACIATO NDA approval on December 7, 2021 Anticipated 2022 Milestones* include a product launch, 2 data readouts, and a Phase 3 initiation XACIATO • Commercial launch in the U.S. in 4Q 2022 Ovaprene • IDE approval • Pivotal Phase 3 study commence DARE-VVA1 • Phase 1/2 study topline data 4Q 2022 DARE-HRT1 • Phase 1/2 study topline data 4Q 2022 Sildenafil Cream, 3.6% • Phase 2b study enrollment expected to complete 4Q-2022 *Currently anticipated timing

47 DARING TO BE DIFFERENT® AND ADVANCING PRODUCTS WOMEN WANT NASDAQ: DARE www.darebioscience.com DARE TO BE BOLD